UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 1, 2007

CALIFORNIA OIL & GAS CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-50375

(Commission File Number)

98-0389524

(IRS Employer Identification No.)

#260, 600 – 6th Avenue SW, Calgary, AB, T2P 0S5

(Address of principal executive offices and Zip Code)

403-261-1965

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities

On November 1, 2007, we sold an aggregate of 315,791 units of our company to four investors in a private placement at a price of US$0.57 per unit for aggregate proceeds of US$180,000.87. Each unit consists of one common share and one common share purchase warrant. Each common share purchase warrant entitles the holder to purchase one additional common share of our company at a price of US$0.67 per warrant share until the warrants expire on October 31, 2009. One of the investors is a director of our company, a U.S. person and an accredited investor. In closing the sale to this director we relied on the exemption from the registration requirements of the Securities Act of 1933 provided by Section 4(2) of that Act and Rule 506 of Regulation D promulgated thereunder. None of the other three investors is a U.S. person. One of these is a corporation owned by one of our directors, the second of these is the wife of one of our executive officers and the third is a consultant to our company. In closing the private placement with these three investors we relied on the exemption from the registration requirements of the Securities Act of 1933 provided by Regulation S promulgated thereunder.

Item 9.01.	Financial Statements and Exhibits.
10.1	Form of Subscription Agreement (U.S. Subscriber).
10.2	Form of Subscription Agreement (Non-U.S. Subscriber).
10.3	Form of Warrant Certificate (U.S. Subscriber).
10.4	Form of Warrant Certificate (Non-U.S. Subscriber).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIFORNIA OIL & GAS CORPORATION

/s/ John McLeod

John McLeod,

President, Secretary, Treasurer and Director

Date: November 1, 2007

 CW1469399.1